UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 4, 2007
                -------------------------------------------------
                Date of Report (Date of earliest event reported):


                            NEW FRONTIER ENERGY, INC.
                            -------------------------
               (Exact name of registrant as specified in charter)



        Colorado                        0-50472                 84-1530098
        --------                        -------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 730-9994
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               Registrant's telephone number, including area code:

                                 Not Applicable.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement

     Effective June 4, 2007, New Frontier Energy, Inc. (the "Company") entered into an amended Farmout Agreement (the "Agreement") with Clayton Williams Energy, Inc. ("Clayton Williams"), whereby the Company became the operator of and acquired 100% of Clayton William's interest in the Focus Ranch Unit (the "Unit"), which consists of approximately 38,695 gross acres in Routt County Colorado adjacent to and southeast of the Company's Slater Dome Field and one gas well, the Focus Ranch Federal 12-1 well.

     Pursuant to the Agreement, the Company is obligated to commence testing of the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well on or before August 1, 2007. In the event commercial production is established from the Focus Ranch Federal 12-1 well or any other well drilled on the Unit, Clayton Williams will own a production payment in an amount equal to two million dollars ($2,000,000) payable out of 35% of the Net Proceeds (as defined in the Agreement) at the well head from the sale of oil, gas and associated hydrocarbons produced from the underlying leases subject to the agreement. The execution of the assignment of leases is subject to the satisfaction of certain conditions precedent set forth in the Agreement.

     If the Company does not commence testing of the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well on or before August 1, 2007, the Company is obligated to plug and abandon the Focus Ranch Federal 12-1 well, reclaim the site to Bureau of Land Management ("BLM") standards and reclaim the existing 12 mile service road to BLM standards. If the Company determines that natural gas capable of being produced is present in the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well, the Company shall install an approximate 12 mile pipeline to connect with and transport gas to Slater Dome Gathering, LLLP's ("SDG") 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. The Company owns 82.76% of the limited partnership interest of SDG. If the Company determines that natural gas is not capable of being produced is present in the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well, the Company is obligated to plug and abandon the Focus Ranch Federal 12-1 well, reclaim the site to Bureau of Land Management ("BLM") standards and reclaim the existing 12 mile service road to BLM standards.



Item 9.01 Financial Statements and Exhibits.

     The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-B.

     Exhibit No.  Description
     -----------  --------------------------------------------------------------
        10.1      Farmout Agreement Dated June 4, 2007
        99.1      Press Release Announcing Farmout Agreement issued May 30, 2007



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  June 4, 2007              NEW FRONTIER ENERGY, INC.

                                 By: /s/ Les Bates
                                     ----------------------------------------
                                     Treasurer, Chief Accounting and
                                     Financial Officer, Secretary and Director





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